Rediff.com India Limited

                      3,026,480 American Depositary Shares
                      Representing 1,513,240 Equity Shares


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                           November 9, 2005



Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

         Rediff.com India Limited, a limited liability company formed under the laws of the Republic of India (the "Company"), proposes to sell to Deutsche Bank Securities Inc. (the "Underwriter") an aggregate of 3,026,480 American Depositary Shares (the "ADSs") representing an aggregate of 1,513,240 equity shares (par value Rs. 5 per share) (the "Equity Shares"), of the Company (the "Offered ADSs").

         As the Underwriter, you have advised the Company that you are willing to purchase the Offered ADSs.

         The Offered ADSs are to be issued pursuant to a deposit agreement (the "Deposit Agreement"), dated as of June 13, 2000, among the Company, Citibank, N.A., as depositary (the "Depositary"), and holders from time to time of the American Depositary Receipts (the "ADRs") issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive one-half of an Equity Share deposited pursuant to the Deposit Agreement. The Equity Shares deposited by the Company in connection with the issuance of the ADSs contemplated by this Agreement are referred to as the "Deposited Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

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

         1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
                  ---------------------------------------------

                  The Company represents and warrants to the Underwriter as follows:

                  (a) A registration statement on Form F-3 (File No. 333-122536) with respect to the Offered ADSs has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company is a "foreign private issuer," as such term is defined in the Rules and Regulations. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form F-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as amended and revised, have heretofore been delivered by the Company to the Underwriter. Such registration statement is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. If the Company files a registration statement to register a portion of the Offered ADSs and relies on Rule 462(b) under the Act for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then from the time the 462 Registration Statement is filed, any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Offered ADSs by the Underwriter.

                  (b) A registration statement on Form F-6 (File No. 333-12002) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Underwriter, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the "ADS Registration Statement"); and the ADS Registration

Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Company has been duly organized and is validly existing as a limited liability company under the laws of the Republic of India, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company's Memorandum of Association and Articles of Association comply with the requirements of all applicable laws of the Republic of India and are in full force and effect. Each of the subsidiaries of the Company listed in Exhibit A hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only significant subsidiaries, direct or indirect, of the Company, as defined in Regulation S-X under the Securities Act. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except to the extent such failure to be so qualified would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or, to the knowledge of the Company, the prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                  (d) The outstanding Equity Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Neither the filing of the Registration Statement nor the offering or sale of the Offered ADSs as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any of the Company's outstanding Equity Shares or ADSs, or any preemptive or similar rights.

                  (e) The information set forth under the caption
"Capitalization" in the Prospectus is true and correct. All of the Equity Shares and ADSs conform to the description thereof contained in the Registration Statement. The form of certificates for the Equity Shares conforms to the corporate law of the jurisdiction of the Company's organization.

                  (f) The Deposited Shares have been duly and validly authorized by the Company and, when issued and delivered against payment for the Offered ADSs as provided herein, will be duly and validly issued and fully paid and non-assessable, will be free and clear of all liens, encumbrances, equities or claims and will conform to the description of the Equity

Shares contained in the Prospectus. Such Equity Shares may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs. The Offered ADSs and such Equity Shares are freely transferable by the Company to or for the account of the Underwriter and, except as described (which term shall include incorporates by reference) in the Prospectus, there are no material restrictions on subsequent transfers of such Equity Shares or the Offered ADSs under the laws of the Republic of India or the United States. The statements set forth in the Prospectus under the captions "Description of Our Share Capital," "Description of Our ADSs" and "Taxation--United States Federal Income Tax Considerations," insofar as they purport to constitute a summary of the terms of the Equity Shares and the Offered ADSs or insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize such terms or provisions in all material respects.

                  (g) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and equitable principles of general applicability; upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Deposited Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (h) All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of India, be paid in Indian rupees that may be converted into foreign currency that may be freely transferred out of the Republic of India, and, except as disclosed in the Prospectus, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of India and are otherwise free and clear of any other tax, withholding or deduction in the Republic of India and without the necessity of obtaining any governmental authorization in the Republic of India.

                  (i) No holder of any of the Equity Shares or the Offered ADSs after the completion of the offering contemplated hereby is or will be subject to any liability in respect of any liability of the Company by virtue only of its holding of any of such securities. Except as disclosed in the Prospectus, there are no material limitations on the rights of holders of the Equity Shares or the Offered ADSs to hold, vote or transfer their securities.

                  (j) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Offered ADSs nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations in all material respects. The documents incorporated, or to be incorporated, by reference in the

Prospectus, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934 ("Exchange Act") or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not, on the Closing Date contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not, on the Closing Date contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described in
Section 12 herein.

                  (k) The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting in the United States ("U.S. GAAP"), consistently applied throughout the periods involved, except as disclosed therein. The summary financial and statistical data included or incorporated by reference in the Registration Statement presents fairly the information shown therein and such financial data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

                  (l) Deloitte Haskins & Sells, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations and is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the "Sarbanes-Oxley Act").

                  (m) Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                  (n) Solely to the extent that the Sarbanes-Oxley Act has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

                  (o) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries might result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby or by the Deposit Agreement, except as set forth in the Registration Statement.

                  (p) The Company and the Subsidiaries have good and marketable title to all of the material properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement or which are not material in amount or would not materially interfere with the use to be made of such properties or assets. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                  (q) The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except to the extent that the failure to file such returns or to pay such taxes and assessments would not have a Material Adverse Effect. All tax liabilities have been provided for in the financial statements of the Company in accordance with U.S. GAAP, and except as disclosed in the notes to the financial statements incorporated by reference in the Registration Statement, the Company does not know of any actual or proposed additional material tax assessments.

                  (r) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or, to the knowledge of the Company, the prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and its consolidated subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included or incorporated by reference in the Registration Statement.

                  (s) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its charter, memorandum of association, by-laws, articles of association or similar organizational documents; or (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause
(ii), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof or of the Deposit Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the memorandum of association or articles of association of the Company or any law, order, rule or regulation judgement, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except to the extent that such conflict, breach or default would not have a Material Adverse Effect.

                  (t) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

                  (u) Each of this Agreement, the Deposit Agreement and the ADRs evidencing the ADSs is in proper form to be legal and valid under the laws of the Republic of India and to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of India of such instruments; it is not necessary that this Agreement, the Deposit Agreement, the ADRs or any other documents be approved by any court or other authority in the Republic of India or that any Indian stamp or similar tax be paid on or in respect of this Agreement, the Deposit Agreement, the ADRs or any other documents to be furnished hereunder; provided, however, that in order for such documents to be admissible in evidence in India for purposes of enforcement, they would have to be stamped as an agreement in accordance with the applicable stamp duty provisions in the relevant state of India.

                  (v) Except as disclosed in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company to the Republic of India or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the Deposited Shares, (ii) the deposit with the Depositary of the Deposited Shares by the Company against the issuance of ADRs evidencing ADSs or (iii) the sale and delivery by the Company of the Offered ADSs to or for the account of the Underwriter, in each case, as contemplated by this Agreement.

                  (w) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriter to the Republic of India or any political subdivision or taxing authority thereof or therein in connection with
(i) the creation, allotment and issuance of the Deposited Shares by the Company, (ii) the deposit with the Depositary of the Deposited Shares by the Company against the issuance of ADRs evidencing ADSs, (iii) the sale and delivery by the

Company of the Offered ADSs to or for the account of the Underwriter, (iv) the execution, delivery and performance of this Agreement or (v) the sale and delivery outside the Republic of India of the Offered ADSs to the Underwriter, in each case as contemplated by this Agreement.

                  (x) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Offered ADSs for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (y) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on their business in all material respects; neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity, except to the extent that such infringement or notice of conflict that would not have a Material Adverse Effect. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or any Subsidiary that are required to be described in the Prospectus and are not described in all material respects. Neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. Neither the Company nor any Subsidiary knows of any infringement by others of Intellectual Property owned by or licensed to the Company or to a Subsidiary.

                  (z) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the ADSs to facilitate the sale or resale of the Offered ADSs. The Company acknowledges that the Underwriter may engage in passive market making transactions in the ADSs on the Nasdaq National SmallCap Market in accordance with Regulation M under the Exchange Act.

                  (aa) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Offered ADSs contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be an "investment company" within the meaning of such term under the Investment Company Act of 1940 (as amended, the "1940 Act"), and the rules and regulations of the Commission thereunder.

                  (bb) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as are customary for companies in their respective businesses and markets.

                  (dd) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification.

                  (ee) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's or any Subsidiary's officers, directors or 5% or greater securityholders, except as otherwise notified to the NASD.

                  (ff) Neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; and neither the Company nor any Subsidiary is aware of any pending investigation which might lead to such a claim.

                  (gg) The Company's ADSs are approved for admission to trading on the Nasdaq SmallCap Market.

                  (hh) There are no relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

                  (ii) Neither the Company nor any of its Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law which violation is required to be disclosed in the Prospectus.

         2.       PURCHASE, SALE AND DELIVERY OF THE OFFERED ADSS.
                  -----------------------------------------------

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees, to purchase, at a price of $14.91 per share, the Offered ADSs.

                  (b) Payment for the Offered ADSs to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Underwriter. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 9:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Underwriter and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the Nasdaq SmallCap Market is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

         3.       OFFERING BY THE UNDERWRITER.
                  ---------------------------

                  It is understood that the Underwriter is to make a public offering of the Offered ADSs as soon as the Underwriter deems it advisable to do so. The Offered ADSs are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms.

         4.      COVENANTS OF THE COMPANY.
                 ------------------------

                  The Company covenants and agrees with the Underwriter that:

                  (a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Underwriter (such approval not to be unreasonably withheld or delayed) containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the ADSs by the Underwriter.

                  (b) The Company will advise the Underwriter promptly (A) when the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the ADS Registration Statement or for supplement to the Prospectus or for any additional information and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (c) The Company will cooperate with the Underwriter in endeavoring to qualify the Offered ADSs for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to become liable for taxes in any jurisdiction where it is not so liable as of the date of this Agreement. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Offered ADSs.

                  (d) The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriter may reasonably request.

                  (e) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Offered ADSs as contemplated in this Agreement, the Deposit Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by the Underwriter or a dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Underwriter in writing when such statement has been so made available.

                  (g) Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing or incorporated by reference in the Registration Statement and the Prospectus.

                  (h) No offering, sale, short sale or other disposition of any of the Company's Equity Shares or ADSs or other securities convertible into or exchangeable or exercisable for such securities or derivative of such securities (or agreement for such) will be made for a period of 60 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter.

                  (i) The Company will use its best efforts to ensure that the Offered ADSs will be admitted to trading on the Nasdaq SmallCap Market.

                  (j) The Company has caused each of Ajit Balakrishnan, Joy Basu, Rediffusion Holdings Private Limited and Quintrol Technologies Private Limited to furnish to the Underwriter, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit B (the "Lockup Agreement").

                  (k) The Company shall apply the net proceeds of its sale of the Offered ADSs as set forth in the Prospectus.

                  (l) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered ADSs in such a manner as would require the Company or any of the Subsidiaries to register as an "investment company" under the 1940 Act.

                  (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for its Equity Shares, and will comply in all material respects with its obligations under the Deposit Agreement.

                  (n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  (o) The Company agrees to indemnify and hold the Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Equity Shares or the Offered ADSs and the execution, delivery and performance of this Agreement and the Deposit Agreement; provided, however, that the Company will neither indemnify nor hold the Underwriter harmless against any tax, whether on capital gains, income or otherwise, imposed on the Underwriter in connection with the Underwriter's execution, delivery and performance of this Agreement.

         5.       COSTS AND EXPENSES.
                  ------------------

                  The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement and the Deposit Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of U.S. and Indian counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement and any supplements or amendments thereto; the fees and expenses of the Depositary; the fees and expenses of the Authorized Agent (as defined in Section 13); the filing fees of the Commission; and the Listing Fee of the Nasdaq SmallCap Market. In addition, if this Agreement shall not be consummated because the conditions in Section 6 (other than the conditions set out in Sections 6(d), (e) and (f)) hereof are not satisfied, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, the Company shall reimburse the Underwriter for reasonable accountable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the ADSs or in contemplation of performing its obligations hereunder; but the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by it of the Offered ADSs.

         6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER.
                  --------------------------------------------

                  The obligation of the Underwriter to purchase the Offered ADSs on the Closing Date is subject to the accuracy, as of the Closing Date of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement, the ADS Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement, the ADS Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or, state or foreign court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Deposited Shares or the Offered ADSs.

                  (b) The Underwriter shall have received on the Closing Date one or more opinion letters of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Closing Date, addressed to the Underwriter as to the matters set forth in Exhibit C.

                  (c) The Underwriter shall have received on the Closing Date, the opinion of J. Sagar Associates, Indian counsel for the Company, dated the Closing Date, addressed to the Underwriter (and stating that it may be relied upon by counsel to the Underwriter as to matters of Indian law) as to the matters set forth in Exhibit D.

                  (d) The Underwriter shall have received on the Closing Date, the opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depository, dated the Closing Date, addressed to the Underwriter as to the matters set forth in Exhibit E.

                  (e) The Underwriter shall have received from Morrison & Foerster LLP, counsel for the Underwriter, an opinion dated the Closing Date, in such form as shall be agreed to with the Underwriter.

                  (f) The Underwriter shall have received at or prior to the Closing Date from Morrison & Foerster LLP a memorandum or summary, in form and substance satisfactory to the Underwriter, with respect to the qualification for offering and sale by the Underwriter of the Offered ADSs under the State securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably have designated to the Company.

                  (g) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, of Deloitte Haskins & Sells confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement and Prospectus.

                  (h) The Underwriter shall have received on the Closing Date a certificate or certificates of the Chairman and Managing Director and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them certifies on behalf of the Company as follows:

                           (i) Each of the Registration Statement and the ADS
Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

                           (ii) The representations and warranties of the
Company contained in Section 1 hereof are true and correct as of the Closing
Date;

                           (iii) All filings required to have been made
pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

                           (iv) He has carefully examined the Registration
Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment (provided, however, that such certificate or certificates need not refer to the information provided by the Underwriter, as described in Section 12 of this Agreement); and

                           (v) Since the respective dates as of which
information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or (to the Company's knowledge) prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

                  (i) The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

                  (j) The Company's ADSs are approved for admission to trading on the Nasdaq SmallCap Market.

                  (k) The Lockup Agreements described in Section 4(j) are in full force and effect.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriter and to Morrison & Foerster LLP, counsel for the Underwriter.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date.

                  In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.
                  --------------------------------------------

                  The obligations of the Company to sell and deliver the portion of the Offered ADSs required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.       INDEMNIFICATION.
                  ---------------

                  (a) The Company agrees:

                  (1) to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 herein; and provided further, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of the Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability of or with respect to the Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of the Offered ADSs to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof; and

                  (2) to reimburse the Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the ADSs, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter is not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

                  (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 herein. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (d) To the extent the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions actually received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offered ADSs purchased by the Underwriter and (ii) no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) In any proceeding relating to the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Offered ADSs and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9.       NOTICES.
                  -------

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: (a) if to the Underwriter, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005;
Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel, and with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, 10104, Attention: James R. Tanenbaum, Esq., and (b) if to the Company, to Rediff.com India Limited, Mahalaxmi Engineering Estate, 1st Floor, L.J. First Cross Road, Mahim (West), Mumbai 400 016, India, Attention: Ajit Balakrishnan and Joy Basu, with a copy to Skadden, Arps, Slate,

Meagher & Flom LLP, 4 Times Square, New York, New York 10036, Attention:
Jonathan Stone, Esq.

         10.      TERMINATION.
                  -----------

                  This Agreement may be terminated by the Underwriter by notice to the Company (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States or the Republic of India would, in the Underwriter's reasonable judgment, make it impracticable or inadvisable to market the Offered ADSs or to enforce contracts for the sale of the Offered ADSs, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any of such exchanges, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Underwriter's opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by Indian, United States or New York State authorities, (vi) the suspension of trading of the Company's ADSs by the Nasdaq SmallCap Market, the Commission, or any other governmental authority, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Underwriter's reasonable opinion has a material adverse effect on the securities markets in the United States; or

                  (b) as provided in Section 6 of this Agreement.

         11.      SUCCESSORS.
                  ----------

                  This Agreement has been and is made solely for the benefit of the Underwriter and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the ADSs from the Underwriter shall be deemed a successor or assign merely because of such purchase.

         12.     INFORMATION PROVIDED BY THE UNDERWRITER.
                 ---------------------------------------

                  The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the statements in the Prospectus in the section "Underwriting" under the captions "Commissions and Expenses" (second paragraph), "Stabilization and Short Positions," and "Passive Market Making."

         13.      MISCELLANEOUS.
                  -------------

                  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Offered ADSs under this Agreement.

                  The Company acknowledges and agrees that the Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court located in the Borough of Manhattan (a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Rediff Holdings Inc. as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by the Underwriter or by any person who controls the Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service at process and agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, in addition to any other legally valid method.

                  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid by the Company in a currency (the "judgment currency") other than United States dollars, the Company will indemnify the Underwriter or any of its controlling persons against any loss incurred by such party as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.


                                          Very truly yours,

                                          REDIFF.COM INDIA LIMITED

                                          By  /s/ Ajit Balakrishnan
                                            --------------------------
                                          Name:
                                          Title:




The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.


By  /s/ Authorized Officer
  __________________________
     Authorized Officer

By /s/ Authorized Officer
  __________________________
     Authorized Officer

                            EXHIBIT A - SUBSIDIARIES

         Rediff Holdings, Inc.
         India Abroad Publications Inc.
         Rediff.com Inc.

                                   EXHIBIT B

                               LOCK-UP AGREEMENT

                                                      _____________, 2005
Rediff.com India Limited
Mahalaxmi Engineering Estate, 1st Floor
L.J. First Cross Road
Mahim (West), Mumbai 400 016
India

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10543

Ladies and Gentlemen:

         The undersigned understands that Deutsche Bank Securities Inc. ("DBSI"), as underwriter (the "Underwriter"), proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Rediff.com India Limited (the "Company"), providing for the public offering by the Underwriter of American Depositary Shares ("ADSs") representing equity shares (par value Rs. 5 per share) (the "Equity Shares"), of the Company (the "Public Offering").

         To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of DBSI, the undersigned will not, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any ADSs or Equity Shares (including, without limitation, ADSs or Equity Shares of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, ADSs or Equity Shares which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for such securities) or enter into any Hedging Transaction (as defined below) relating to such securities (each of the foregoing referred to as a "Disposition") for a period from the date hereof until and including the date that is 60 days after the date of the final prospectus supplement relating to the Public Offering (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the ADSs or Equity Shares.

         Notwithstanding the foregoing, the undersigned may transfer (a) ADSs or Equity Shares acquired in open market transactions by the undersigned after the completion of the Public Offering, and (b) any or all of the ADSs, Equity Shares or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement.


         The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the securities contemplated by this letter agreement, except in compliance with the foregoing restrictions.


         In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party, provided that such waiver shall apply only to the proposed offering, and any other action taken by the Company in connection with the proposed offering.

         The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this letter agreement supersedes such registration rights agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority (or, in the case of an individual, the legal capacity) to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

         This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                                         Signature: ___________________________

                                         Print Name: __________________________




Number of shares owned                    Certificate numbers:
subject to warrants, options
or convertible securities:

____________________________              _____________________

____________________________              _____________________

____________________________              _____________________

                                   EXHIBIT C

          Matters to Be Covered in the Skadden Arps U.S. Legal Opinion

         1. Rediff Holdings is validly existing in good standing under the laws of the State of Delaware.

         2. India Abroad is validly existing in good standing under the laws of the State of New York.

         3. Each of Rediff Holdings and India Abroad has the status set forth in Schedule B of such opinion set forth opposite the jurisdictions listed in such Schedule B to such opinion.

         4. The Underwriting Agreement has been duly executed and delivered to the extent such execution and delivery are governed by the laws of the State of New York by the Company.

         5. The Deposit Agreement has been duly executed and delivered to the extent such execution and delivery are governed by the laws of the State of New York by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         6. Upon due issuance by the Depositary of the ADSs against the deposit of Equity Shares by the Company in respect thereof in accordance with the provisions of the Deposit Agreement, the persons in whose names such ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

         7. The execution and delivery by the Company of each of the Underwriting Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not violate or conflict with, or result in any contravention of, any Applicable Law.

         8. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of each of the Underwriting Agreement and the Deposit Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

         9. To our knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that would have been required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations, had the Registration Statement been a registration statement on Form S-1 under the Securities Act, that are not so disclosed.

         10. The statements in the Base Prospectus under the caption "Description of our ADSs", insofar as such statements purport to summarize certain provisions of the Deposit Agreement, fairly summarize such provisions in all material respects.

         11. Under the laws of the State of New York relating to personal jurisdiction, the Company has validly and irrevocably submitted to the personal jurisdiction of any state court in the Borough of Manhattan (a "New York Court") in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed Rediff Holdings Inc. as its authorized agent for the purpose described in Section 13 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in Section 13 of the Underwriting Agreement will be effective insofar as the law of the State of New York is concerned to confer valid personal jurisdiction over the Company.

         12. The Company is not required to seek an order permitting registration under the Investment Company Act of 1940.

         Such firm shall also indicate in writing to the underwriter that:

         1. (i) the Registration Statement, at the time it became effective and as of the date of this Agreement, and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, including the Statement of Eligibility on Form T-1 (the "Form T-1")) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective and as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Form T-1).

         2. Under current United States federal income tax law, although the discussion set forth in the Prospectus Supplement under the caption "Taxation--United States Federal Income Tax Considerations" does not purport to summarize all possible United States federal income tax consequences of the purchase, ownership, or disposition of the Offered ADSs and the Equity Shares, such discussion constitutes, in all material respects, a fair and accurate summary of the

United States federal income tax consequences that are anticipated to be material to U.S. Holders who purchase the Offered ADSs in offering contemplated by this Agreement.

                                   EXHIBIT D


     Matters to Be Covered in the J. Sagar Associates Indian Legal Opinion
     ---------------------------------------------------------------------

                  [Form provided separately.]

                                   EXHIBIT E

    Matters to Be Covered in the Legal Opinion of Counsel to the Depositary
    -----------------------------------------------------------------------

         1. The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the valid and legally binding agreement of the Depositary, enforceable against the Depositary in accordance with its terms except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and
(2) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity), and (b) rights to indemnity and contribution may be limited by United States federal or state securities laws or public policy.

         2. Upon issuance by the Depositary of the Offered ADSs against deposit of the requisite Shares with the Custodian in accordance with the terms and conditions of the Deposit Agreement and the ADS Registration Statement, the Offered ADSs will be duly and validly issued and will entitle the Holders thereof (as defined in the Deposit Agreement) to the rights specified in the ADRs and in the Deposit Agreement.

         3. The ADS Registration Statement has been declared effective under the United States Securities Act of 1933, as amended, and, to the best of our knowledge, no stop order suspending the effectiveness of the ADS Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened.

         4. The ADS Registration Statement and any amendments thereof or supplements thereto, as of their respective effective dates, complied as to form in all material respects with the requirements of the United States Securities Act of 1933, as amended, and the rules and regulations adopted by the Securities and Exchange Commission thereunder, in each case as interpreted by the Staff of the Securities and Exchange Commission at such time.



                                      E-1